UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8‑K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 22, 2016

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1250 Rene Levesque West, Suite 4310 Montreal, Quebec, Canada H3B 4W8		3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, Henry Linsert, Jr. resigned from his position as a member of the Board of Directors (the “Board”) of BioAmber Inc. (the “Company”), effective immediately, for personal reasons unrelated to the Company’s operations, policies or practices.

On February 22, 2016, George F. J. Gosbee was appointed by the Board to serve as a Class II director, with a term expiring at the Company’s 2018 annual meeting of stockholders. Additionally, Mr. Gosbee has been appointed to serve on the Board’s Nominating and Corporate Governance Committee and its Compensation Committee.

Mr. Gosbee is a founder of AltaCorp Capital, an advisory firm, where he has served as Chairman and Chief Executive officer since 2010.  Prior to that, from 2000 to 2010, Mr. Gosbee served as Chairman, President and Chief Executive Officer of Triston Capital Global Inc., a global energy investment firm, which he also founded.  Prior to that, from 2007 to 2015, Mr. Gosbee was the Vice Chairman of Alberta Investment Management Co, an institutional investment fund, where he currently serves as a director.  From 2012 to 2015, Mr. Gosbee served as a director of the TMX Group, an operator of stock exchanges, and from 2009 to 2011, as a director of Chrysler Group LLC.  The Company believes that Mr. Gosbee is qualified to serve as a director because of his experience as a seasoned investor and broad industry experience.

As a non-employee director, Mr. Gosbee will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program, which includes a grant to Mr. Gosbee on February 22, 2016 of options to purchase 6,000 shares of the Company’s common stock, exercisable at a price of US$3.42 per share, expiring 10 years following the grant date, and vesting in full on May 15, 2016.   There are no arrangements or understandings between Mr. Gosbee and any other person pursuant to which Mr. Gosbee was selected as a director, and there are no transactions between Mr. Gosbee and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the related press release is filed with this report as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Press Release dated February 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016	BIOAMBER INC.

	By:	/s/ Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director